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                                 GROSSMAN'S INC.
                                ERISA EXCESS PLAN

              (As amended and restated, effective October 26, 1995)

                                    ARTICLE I
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                                  INTRODUCTION
                                  ------------
                  The Grossman's Inc. Erisa Excess Plan (the "Excess Plan"), as amended, has been established effective January 1, 1992 to preserve certain benefits for selected highly compensated employees of Grossman's Inc. (the "Company") and its participating subsidiaries (a "Participating Subsidiary"), whose retirement benefits under the Grossman's Inc. Retirement Plan (the "Retirement Plan") are impacted under Section 401 (a) (17) or 415 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II
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                                  PARTICIPATION
                                  -------------
                  2.1 ELIGIBILITY. Each employee of the Company or a Participating Subsidiary who, (i) as of January 1, 1992, was a Participant in the Retirement Plan and had not elected to draw a retirement benefit pursuant to
Section 4.2 (a)(ii) of the Retirement Plan prior to January 1, 1992, or (ii) was a Participant in the Retirement Plan as of January 31, 1994, and in each case is or was an officer of the Company or highly compensated, shall be eligible to participate in this Excess Plan (a "Participant").

                  2.2  VESTING.  Each Participant shall vest in the


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benefits made available hereunder at the same time and under the same circumstances as apply to the Retirement Plan benefits supplemented hereby.

                                   ARTICLE III
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                     DETERMINATION OF SUPPLEMENTAL BENEFITS
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                  Subject to Article IV hereof, each Participant shall be
entitled to receive (i) an annual amount equal to the annual pension benefit which would have been payable to such Participant under the Retirement Plan as in effect on the date payment to such Participant commences thereunder, determined without regard to the dollar maximum limit upon Credited Compensation, as defined in Section 2.15 of the Plan, both retroactively and prospectively, and without regard to the limits of Section 415 of the Code, reduced by (ii) any pension benefit actually payable to a Participant under the Retirement Plan or under any other plan, program or arrangement (including individual agreements) maintained by the Company.

                                   ARTICLE IV
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                               PAYMENT OF BENEFITS
                               -------------------
                  4.1 PAYMENT OF BENEFITS. Amounts payable to a Participant in accordance with Article III shall be paid to such Participant at the same time, in the same manner (including, with respect to death or survivor benefits, to the same beneficiary) and subject to the same reductions as the benefits payable to such Participant under the Retirement


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Plan, except as provided in Section 4.2 hereof.

         4.2 Notwithstanding the optional forms of payment of benefits under the Retirement Plan, a Participant hereunder shall not be entitled to a lump sum distribution, unless (a) specifically approved by resolution of the Board of Directors of the Company (b) a Change in Control, as hereinafter defined or (c) termination of the Retirement Plan. A retiree or an employee receiving a benefit hereunder will be entitled a lump sum distribution which is the Actuarial Equivalent, as defined in the Retirement Plan, of the remaining benefit payable hereunder upon the occurrence of any of the events above. In addition, any benefits otherwise payable hereunder shall terminate and the Participant shall have no further right thereto upon employment or other engagement of such Participant by any corporation, partnership or other entity which competes with, or is a potential competitor of, the Company or any of its subsidiaries or in the event the Participant otherwise competes with the Company or a subsidiary, either directly or indirectly, in each case as determined by the Board of Directors of the Company, in its sole discretion.

                  4.2.1 For purposes of this Plan, a "Change of Control" will be deemed to have occurred if
                                    (i) any corporation, person or entity (other than the Company, a majority-owned subsidiary


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                                    of the Company or an employee benefit plan
                                    maintained by the Company or any of its
                                    subsidiaries), or any "group" as defined in
                                    Section 13(d)(3) of the Securities Exchange
                                    Act of 1934, as amended (the "Act"), becomes the beneficial owner of stock representing more than twenty-five percent of the voting power of the Company; (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, to sell or otherwise dispose of all or substantially all of the Company's assets or to liquidate the Company, or (iii) within any 24 consecutive month period, persons who were members of the Board immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to


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                                    constitute a majority of the Board.

                  4.3 NO RIGHTS TO SPECIFIC ASSETS. Benefits payable under the Excess Plan shall be paid directly from the general assets of the Company or a Participating Subsidiary. Nothing contained in this Excess Plan and no action taken pursuant to the provisions of this Excess Plan shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participating Subsidiary and any Employee, any designated beneficiary or any other person. TO THE EXTENT THAT ANY PERSON ACQUIRES A RIGHT TO RECEIVE PAYMENTS UNDER THIS EXCESS PLAN SUCH RIGHT SHALL BE NO GREATER THAN THE RIGHT OF AN UNSECURED GENERAL CREDITOR.

                                    ARTICLE V
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                               GENERAL PROVISIONS
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                  5.1 COMMITTEE. The Excess Plan shall be administered by the committee responsible for the administration of the Retirement Plan. The Committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to the Excess Plan as it has with respect to the Retirement Plan, as well as such additional powers as may be elsewhere provided in this Excess Plan.

                  5.2  NON-GUARANTEE OF EMPLOYMENT.  Nothing
contained in this Excess Plan shall be construed as a contract of employment between the Company or a Participating Subsidiary and any Employee, or as a right of any Employee to continued


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employment, or to affect the right of the Company or a Participating Subsidiary to discharge any of its Employees, with or without cause.

                  5.3 INTERESTS NOT TRANSFERABLE. Except as to withholding of any tax under the laws of the United States, of any state or locality, no supplemental benefits payable at any time under the Excess Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. The Board of Directors of the Company, however, may approve the payment of supplemental benefits hereunder pursuant to a Qualified Domestic Relations Order issued by a court of competent jurisdiction. No supplemental benefit shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his supplemental benefits under the Excess Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Excess Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Excess Plan and hold or apply them to or for the benefit of such person entitled thereto under the Excess Plan, his spouse,


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children, other dependents or designated beneficiary, or any of the above, in such manner as the Board of Directors of the Company may deem proper.

                  5.4 FACILITY OF PAYMENT. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select.

                  5.5 GENDER AND NUMBER. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

                  5.6 CONTROLLING LAW. To the extent not superseded by the law of the United States, the law of the Commonwealth of Massachusetts shall be controlling in all matters relating to the Excess Plan.

                  5.7 ACTION BY GROSSMAN'S. Any action required of or permitted by the Company under the Excess Plan shall be by resolution of the Company's Board of Directors or the committee of the Board of Directors responsible for the supervisors of the Retirement Plan.

                  5.8 SUCCESSORS. This Excess Plan is binding on the Company and each Participating Subsidiary designated by the Company to be covered by the Excess Plan and will inure to the benefit of any successor of the Company or any such Participating Subsidiary whether by purchase, merger, consolidation or otherwise.


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                                   ARTICLE VI
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                            AMENDMENT AND TERMINATION
                            -------------------------
                  The Company's Board of Directors reserves and delegates to its Compensation Committee the right to make from time to time any amendment or amendments to the Excess Plan or to terminate the Excess Plan, provided however, that in no event shall any Participant's supplemental benefits accrued to the date of any such amendment or termination be modified or reduced by such action.

                  IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing amended and restated instrument comprising the Excess Plan, the Company has caused the Excess Plan to be duly executed in its name and behalf by its proper officers thereunder authorized this _________ day of December 1995.

ATTEST:                       GROSSMAN'S INC.
By:  ______________________   By:  _________________________
      Secretary                    Robert K. Swanson
                                   Chairman of the Board